                                  EXHIBIT 10.1

                              PROCESSING AGREEMENT


         THIS PROCESSING AGREEMENT (the "Agreement") is made, entered into, and effective as of the 14 th day of July, 2004 (the "Effective Date") by and between Oretech, Inc, a Nevada Corporation ("ORTE"), and STRONG OX, LLC, a Nevada Limited Liability Company (referred "the Client").

                                    RECITALS


         WHEREAS, ORTE has a license to a proprietary method of processing bottom ash ("Material") that yields precious metals and other products of value;

         WHEREAS, the Client has a quantity of Material that it desires to be processed using such proprietary method;

          WHEREAS, ORTE and the Client desire to share the revenues resulting from the distribution, marketing and sale of such precious metals and other products of value that result from the processing,

         NOW, THEREFORE, in consideration of the foregoing and other covenants and agreements and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 DEFINITIONS. For purposes of this Agreement, each of the following capitalized terms shall have the meaning set forth in this Article:

         "ACCOUNTANTS" has the meaning ascribed to such term in Section 2.3.

         "ACQUISITION TRANSACTION" has the meaning ascribed to such term in
Section 5.2(d).

         "AGREEMENT" means this Processing Agreement.

         "CAPACITY REQUIREMENTS" has the meaning ascribed to such term in
Section 3.1.

         "CHANGE IN CONTROL" has the meaning ascribed to such term in Section 5.2(d).

         "COMMITTEE REPRESENTATIVE" has the meaning ascribed to such term in
Section 7.1.

         "CONFIDENTIAL INFORMATION" means any data or information, as noted in the provisions of the executed Non-Disclosure Agreement attached as an exhibit to this Agreement.

         "DISPUTE" has the meaning ascribed to such term in Section 8.1.

         "EFFECTIVE DATE" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "GOVERNMENTAL REQUIREMENT" means any applicable law, rule, ordinance, regulation or other requirement having the effect of law, of any federal, state or local court, government, department, commission, board, agency, official or other regulatory, administrative or governmental authority.

         "GROSS YIELD" means, as to any given period of time, the value, in dollars, of the total amount of marketable metal produced during such period pursuant to this Agreement, using a valuation formula based upon a five-day trailing average North American Market spot price.

         "MATERIAL" refers to bottom ash waste supplied by the Client.

         "METALOR" has the meaning ascribed to such term in Section 4.4.

         "NET YIELDS" has the meaning ascribed to such term in Section 2.1.

         "NOTICE OF DISPUTE" has the meaning ascribed to such term in Section
8.2.


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         "OVERSIGHT COMMITTEE" has the meaning ascribed to such term in Section
7.1.

         "PROCESS" or "PROCESSING" or "PROCESSED" means the formulation, process and procedures involved in processing the Products in accordance with the Specifications.

         "PRODUCT DOCUMENTS" means all information, including without limitation laboratory data, production records, analyses results, and all other documents relating to the Products.

         "PRODUCT" has the meaning ascribed to such term in Section 4.1.

         "QUALITY STANDARDS" has the meaning ascribed to such term in Section
         3.1.

"SPECIFICATIONS" has the meaning ascribed to such term in Section
         4.3.

         "TRADE SECRETS" means any information of either party, including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a software program (including object and source code), a device, a method, a technique, a drawing, a process, financial data, financial plans, deliverable plans, or a list of actual or potential customers or suppliers, which (i) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets also include any information described in this paragraph which either party obtains from another party which such party treats as proprietary or designates as trade secrets.

         1.2 OTHER CAPITALIZED TERMS. Capitalized terms used in this Agreement but not defined in this Article I shall have the meanings ascribed to such terms where they are defined in this Agreement.

                                   ARTICLE II
                                  CONSIDERATION

         2.1 PROCESSING PAYMENT AND PERCENTAGE OF YIELD. ORTE shall receive consideration for processing of the Client's Material on the following basis:

         2.1.a The total cost of shipping and handling of Material to ORTE's Facility will be the responsibility of a mutually agreed upon third party for the first three hundred (300) tons of Material to be processed. After this initial quantity of 300 tons, the cost of shipping Material to ORTE shall be considered a part of the fee structure as noted in 2.1.b.

         2.1.b Material received by ORTE will be processed at a cost per ton to be deducted from the Gross Yield (the "Processing Fee"). This Processing Fee will include the cost of concentrating, shipping (after the first 300 tons), handling, processing, storing, disposal of processing waste, refining by Metalor, and all related marketing and distribution expenses associated with the Product as further detailed in Schedule 4.0. The value of Products recovered from this process will then be split on a Percentage of Yield, which will include 12% for the Client and 88% for ORTE. This Percentage of Yield will be remitted to the Client after ORTE has deducted its Processing Fee from the Gross Yield.

                  Specifically, as an example, assuming a 4:1 concentration ratio, if the value of Products recovered is $1400.00, and a Processing Fee of $400.00 is incurred, then the remaining Net Yield of $1000.00 will be split $120 to SOL, and $880 to ORTE.

         2.2 On a monthly basis, the parties shall mutually determine the Gross Yield for Product processed hereunder during such month, and ORTE shall be paid, out of the Gross Yield recovered, a Processing Fee per ton of Material processed. The remaining value of precious metals, the "Net Yield", recovered shall be split, twelve percent (12%) for the Client and eighty-eight percent (88%) for ORTE each month. The actual payment of Processing Fees and Net Yield will be disbursed one month after the closing of each monthly period to allow for processing and settlement from Metalor or whatever is deemed as an acceptable timeline for all parties.

         2.3 The Parties shall each select representatives within their respective organizations, whose responsibilities will include tracking and auditing monthly Materials processing and respective Gross and Net Yields. These representatives will comprise the Oversight Committee as noted in (Section 7.1) Pending approval by the Oversight Committee, monthly payments due hereunder shall be paid at the end of each month and shall include a certification of the calculations used in determining the amount of the payment. In the event that either party disputes the calculation of Net Yield, and such dispute cannot be settled after a good faith attempt by the parties to do so, then the dispute shall be submitted to an independent nationally recognized accounting firm acceptable to both parties (the "Accountants"). In connection therewith, each party shall furnish, or cause to be furnished, to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and as are available to the party or its agents. Further, each party shall be afforded the opportunity to present to the Accountants any material relating to the disputed issues and to discuss the issues with the Accountants. The determination by the Accountants, as set forth in a written notice to be delivered to both parties within sixty (60) days of the submission to the Accountants of the disputed issues, shall be reviewed and if acceptable to both the Client and ORTE representatives of the Oversight Committee shall be final, binding and conclusive on the parties. In the event the aforementioned procedure cannot yield a resolution, then the parties will resort to arbitration provisions as noted in (Section 8.1). Final decisions by an arbitrator will be considered final and binding for both parties.


                                   ARTICLE III
                                     SUPPLY

         3.1 AGREEMENT TO SUPPLY.

         (a) In order to facilitate the processing of the Material and the production of the Products contemplated by this Agreement, the Client hereby agrees to supply to ORTE all of ORTE's requirements for Material for use by ORTE in the production of the Products, throughout the term of this Agreement, or as further set forth on Schedule 1.0 (the "Supply and Capacity Requirements"). Such Material shall conform to the quality standards set forth on Schedule 2.0 (the "Quality Standards").

         (b) ORTE will be responsible for concentrating the Material for use in its process. The cost of concentration will be part of the Processing Fee.

         (c) Within five (5) calendar days of Material shipped to ORTE for Processing hereunder, the Client shall provide Material Safety Data Specifications (MSDS), of each shipment or concentration of any Material to ORTE. It is agreed the frequency of this report (MSDS) is mutually acceptable to both parties and must be within the standards for legal, transportation and environmental regulations.

         3.2 TRANSPORTATION. As between the parties, the mutually agreed upon third party shall be solely responsible for transporting the first 300 tons of Material to ORTE's processing facilities (the "Facilities"). As between ORTE and the third party, all costs and expenses related to such transportation, and any risk of loss associated therewith, shall be borne solely by the third party.

          Subsequently, any shipment of Material to the Facility, over the initial 300 tons shall be the sole responsibility of ORTE, with all costs and expenses related to such transportation, and any risk of loss associated therewith to be borne solely by ORTE. The Client will still be responsible for providing MSDS reports as noted in Section (3.1.c) above.

         3.3 SUPPLY FORECASTS. At least sixty (60) days prior to January 1 of each calendar year (or any fractional year) during the term of this Agreement, the Client shall furnish ORTE with a written good faith estimate of its projected supply of Material to ORTE, by month, for the following calendar year, and (ii) ORTE shall furnish the Client with a written, non-binding, good faith estimate of its production capability of the Material, by month, for the following calendar year, which estimates may be revised quarterly.

                                   ARTICLE IV
                                   PROCESSING

         4.1 SPECIFICATIONS; CHANGES; MEETING OF SPECIFICATIONS; PROPRIETARY RIGHTS.

                  (a) SPECIFICATIONS. The applicable specifications for the Products shall be those set forth on Schedule 3.1, and any and all additions or changes to such specifications in accordance with (Section 4.1(c)) (collectively, the "Specifications"), which information shall be provided by ORTE to the Client for the Client's use during the term of this Agreement.

                  (d) PROPRIETARY INFORMATION. All proprietary information will be handled per the provisions noted in the Non-Disclosure Agreement
         (NDA) executed between the parties on June 15th, 2004. (A copy of which is attached as Exhibit 4.0.)

         4.2 SHIPPING, STORAGE AND SALE ARRANGEMENTS. Prior to the commencement of Processing under this Agreement, ORTE will enter into an agreement with [METALOR, INC. ("METALOR"),] or another party satisfactory to ORTE and the Client, with regard to the final handling, refining, auditing, shipping, storage and sale of the Product. A summary of the preliminary terms of the proposed agreement between ORTE and Metalor as of the date hereof is attached as Exhibit 1.0.

                                    ARTICLE V
                              TERM AND TERMINATION

         5.1 TERM. The term of this Agreement shall begin on the Effective Date and, unless sooner terminated in accordance with the provisions of this Article V, will have a term of a minimum of thirty six (36) months unless extended by mutual agreement of the parties. In the event the parties cannot agree on an extension then a 180 written notice prior to the termination of this Agreement must be submitted by either party or either or as provided by the following conditions:

         5.2 TERMINATION BY ORTE. Prior to its expiration, this Agreement may be terminated by ORTE as set forth below:

                  (a) BREACH. In the event that the Client materially breaches any of its obligations under this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice from ORTE detailing such breach, ORTE may terminate this Agreement upon notice to the Client.

                  (b) BANKRUPTCY. To the extent permitted by applicable law, in the event that the Client should become insolvent, go into liquidation, whether voluntarily or by operation of law, or have a receiver appointed for any of its assets, make any other arrangements for the benefit of its creditors, or be subject of the provisions of any Chapter of the Bankruptcy Act, then ORTE may terminate this Agreement upon fifteen (15) days' notice to Client.

                  (c) CLIENT CHANGE IN CONTROL. In the event of a "Change in Control" (as of the Client, which is determined as more than a 50% change of the current members, ORTE may terminate this Agreement upon written notice to the Client.

         5.3 TERMINATION BY THE CLIENT. Prior to its expiration, this Agreement may be terminated by the Client as set forth below:

                  (a) BREACH. In the event that ORTE materially breaches any of its obligations under this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice from the Client detailing such breach, the Client may terminate this Agreement upon notice to ORTE.

                  (b) BANKRUPTCY. To the extent permitted by applicable law, in the event that ORTE should become insolvent, go into liquidation, whether voluntarily or by operation of law, or have a receiver appointed for any of its assets, make any other arrangements for the benefit of its creditors, or be subject of the provisions of any Chapter of the Bankruptcy Act, then the Client may terminate this Agreement upon fifteen (15) days' notice to ORTE.

         5.4 EFFECT OF TERMINATION. Upon termination of this Agreement, except as otherwise provided herein:

                  (a) ORTE shall cease to Process the Material;

                  (b) Each party shall cease to use all Confidential Information as provided in the provisions of the executed NDA in Exhibit 4.0. (d) For a period of one year following the date of termination of this Agreement for any reason, neither the Client nor any of its affiliates will manufacture, process (or contract to have manufactured or processed) or purchase any product having specifications similar to the specifications used for the Products. Exclusions from this section (5.4(b)) include the entities noted by the client in Exhibit 5.0.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         6.1 REPRESENTATIONS AND WARRANTIES OF ORTE. ORTE hereby makes the following representations and warranties as follows to the Client as of the date hereof.

                  (a) Organization. ORTE is a corporation duly organized,
              validly existing and in good standing under the laws of the state of its organization and has all requisite power and authority to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets.

                  (b) Power and Authority. ORTE has the right, power and
              capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by ORTE, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of ORTE.

                  (c) Enforceability. This Agreement has been duly and validly executed and delivered by ORTE and constitutes ORTE's legal, valid and binding obligation, enforceable in accordance with its terms.

                  (d) No Conflict. The execution and delivery of this Agreement by ORTE, the consummation of the transactions contemplated herein by ORTE, and the performance of the covenants and agreements of ORTE, with or without the giving of notice or the lapse of time, or both, do not: (i) violate or conflict with any of the provisions of any charter document or bylaw of ORTE; (ii) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, will, or other agreement, document or instrument to which ORTE is a party or by which ORTE or its properties may be bound; (iii) violate any provision of law, statute, regulation, court order or ruling of any governmental authority, to which ORTE is a party or by which it or its properties may be bound; or (iv) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of ORTE.

                  (e) Required Consents and Approvals. No consent or approval is required by virtue of the execution hereof by ORTE or the consummation of any of the transactions contemplated herein by ORTE to avoid the violation or breach of, or the default under, or the creation of a lien on assets of ORTE pursuant to the terms of, any regulation, order, decree or award of any court or governmental agency or any lease, agreement, contract, mortgage, note, license, or any other instrument to which ORTE is a party or to which it or any of its property or assets or equity interests is subject.

                  (f) No Violation of Law. ORTE is not and has not been and will not be (by virtue of any past or present action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business or its advertising, sales or pricing practices (including, without limitation, any antitrust laws and regulations), and ORTE will not hereafter suffer or incur any loss, liability, penalty or expense (including, without limitation, attorneys' fees) by virtue of any such violation.

         6.2 REPRESENTATIONS AND WARRANTIES OF THE CLIENT. The Client hereby makes the following representations and warranties as follows to ORTE as of the date hereof.

                  (a) INCORPORATION. The Client is a limited liability corporation duly organized, validly existing and in good standing under the laws of the states of its organization and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets.

                  (b) POWER AND AUTHORITY. The Client has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated have been duly authorized by the Manager of the Client, hereby as further evidenced by the signatures to this Agreement; (ii) and Exhibit 3.0 - Proof of Clear Title, which provides a written statement prepared by the Manager of the Client indicating the Material is clear and free of any liens and is the sole property of the Client.

                  (c) ENFORCEABILITY. This Agreement has been duly and validly executed and delivered by the Client and constitutes the Client's legal, valid and binding obligation, enforceable in accordance with its terms.

                  (d) NO CONFLICT. The execution and delivery of this Agreement by the Client, the consummation of the transactions contemplated herein by the Client, and the performance of the covenants and agreements of the Client, with or without the giving of notice or the lapse of time, or both, do not: (i) violate or conflict with any of the provisions of any charter document or bylaw of the Client; (ii) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, will, or other agreement, document or instrument to which the Client is a party or by which the Client or its properties may be bound; (iii) violate any provision of law, statute, regulation, court order or ruling of any governmental authority, to which the Client is a party or by which it or its properties may be bound; or (iv) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of the Client.

                  (e) REQUIRED CONSENTS AND APPROVALS. No consent or approval is required by virtue of the execution hereof by the Client or the consummation of any of the transactions contemplated herein by the Client to avoid the violation or breach of, or the default under, or the creation of a lien on assets of the Client pursuant to the terms of, any regulation, order, decree or award of any court or governmental agency or any lease, agreement, contract, mortgage, note, license, or any other instrument to which the Client is a party or to which it or any of its property or assets or equity interests is subject.

                  (f) NO VIOLATION OF LAW. The Client is not and has not been and will not be (by virtue of any past or present action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business or its advertising, sales or pricing practices (including, without limitation, any antitrust laws and regulations), and the Client will not hereafter suffer or incur any loss, liability, penalty or expense (including, without limitation, attorneys' fees) by virtue of any such violation.

                  (g) LITIGATION. There are no litigation, claims, suits, actions, investigations, indictments or information, proceedings or arbitrations, grievances or other procedures (including grand jury investigations, actions or proceedings, and product liability and workers' compensation suits, actions or proceedings) pending, or to the knowledge of the Client or any of its directors, officers or shareholders, threatened, before any court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury, or any other forum for the resolution of grievances, against the Client or any of its directors, officers or shareholders or involving any of its property or business. Further, except as set forth in Schedule 6.2(i), there are no judgments, orders, writs, injunctions, decrees, indictments or informations, grand jury subpoenas or civil investigative demands, plea agreements, stipulations or awards (whether rendered by a court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury or any other forum for the resolution of grievances) against or relating to the Client or any of its directors, officers or shareholders or involving any of its property or business. The Client has made available to ORTE true, correct and complete copies of pleadings, briefs and other documents filed in each pending litigation, claim, suit, action, investigation, indictment or information, proceeding, arbitration, grievance or other procedure.


                                   ARTICLE VII
                         OTHER COVENANTS AND AGREEMENTS

         7.1 OVERSIGHT COMMITTEE; MEETINGS. An oversight committee (the "Oversight Committee") shall be formed for the purpose of addressing issues which may arise from time to time in the implementation of this Agreement. The Oversight Committee shall meet on a monthly basis at an agreed upon location or by teleconference and as needed to represent each party's interests. Issues which may be addressed include, without limitation, the following:

                  (a) Scheduling of Material Processing for the next 180-day period;
                  (b) Changes in demands for Material Processing;
                  (e) Coordination of distribution, marketing and sales of Products;
                  (g) Product yields and materials usage; or
                  (j) Any issue raised by either ORTE or the Client with respect to any services provided hereunder.

The Oversight Committee shall be composed of two duly designated representatives from each of ORTE and the Client (the "Committee Representatives"). ORTE and the Client shall each notify the other of its designated Committee Representatives, together with the names of alternates who, in the absence of one or both of the Committee Representatives, shall be deemed to be Committee Representatives of ORTE and the Client, as applicable. Each of ORTE and the Client shall have the right to substitute other persons as its Committee Representatives or alternates by so notifying the other party thereof. ORTE and the Client may at their option have one or more alternates attend Oversight Meetings along with their designated Committee Representatives. In the event the Oversight Committee cannot reconcile a dispute and is in a stalemate, the such dispute will be addressed per the provisions of arbitration noted in (Section 8.1).

         7.2 RECORDS.

                  (a) All Product Documents shall be retained by ORTE for five
         (5) years. At the end of such period, unless otherwise agreed to in writing by the Client, all such Product Documents shall be placed in long term storage at ORTE's expense.

                  (b) ORTE shall maintain true and correct records of the costs and expenses incurred in connection with the performance of its duties hereunder and shall retain all such records and information for at least five (5) years after their creation.

                  (c) The Client and its representatives shall have the right to examine and audit said Product Documents and records once per calendar year upon reasonable prior written notice to ORTE. Any such examination or audit shall be conducted in a manner to minimize disruption of business operations and shall be subject to the confidentiality provisions set forth in this Agreement.

         7.3 INSPECTION OF FACILITIES. The Client or its designated representatives shall be given reasonable access during business hours to ORTE's facilities to observe and inspect all phases of ORTE's services to be performed hereunder. Any such inspection shall be conducted in a manner to minimize disruption of business operations and shall be subject to the confidentiality provisions set forth in this Agreement.

         7.4 CONFIDENTIALITY.

                  (a) CONFIDENTIAL INFORMATION. It is anticipated that it will be necessary, in connection with their obligations under this Agreement for the parties to disclose to each other Confidential Information and/or Trade Secrets. The Confidential Information and/ or Trade Secrets shall include, but not be limited to, information disclosed in writing or other tangible form, including samples of materials; as noted in the executed Non-Disclosure Agreement (See Exhibit 4.0)

                  (g) INJUNCTIVE RELIEF. Both parties understand and agree that the injury suffered by the disclosing party in the event of a breach hereof cannot be compensated by monetary damages alone, and both parties therefore agree that the disclosing party, in addition to and without limiting any other remedies or rights which it may have either under this Agreement or otherwise, shall have the right to seek an injunction against the recipient from any court of competent jurisdiction enjoining any actual or threatened breach of this Section
         7.4 by the recipient.

         7.5 TITLE; RISK OF LOSS.

                  (a) Except as otherwise provided in this Agreement, title to and all other incidents of ownership of all Material shall be with the Client at all times while in possession or custody of ORTE and title shall not be deemed to be in ORTE. ORTE shall label and identify the Material in such a way as to put creditors and others on notice that the Client retains title thereto. ORTE shall not sell or otherwise dispose of the Material, or use the Material in any way other than as provided in this Agreement. The Material shall not be subject to lien for payments or other encumbrances made, done or suffered by ORTE; and ORTE shall not, directly or indirectly, create, assume or permit to exist any mortgage, lien, charge or encumbrance on or pledge or security interest of any kind or character on the Material or any part thereof, nor take, nor permit to be taken, any action that might result in a mortgage, lien, charge, encumbrance, pledge or security interest on the same. In the event that any of the foregoing shall exist against the Material, or in the event any notice of attachment, levy or garnishment shall be served on ORTE in connection with the Material, ORTE shall promptly remove or discharge the same by bonding, payment or otherwise, but in no event more than fifteen (15) days after the date on which ORTE has been served or received notice of the same.

                  (b) All of the Material remaining in ORTE's possession or custody upon termination of this Agreement shall be returned by ORTE to the Client within sixty (60) days after the effective date of such termination, with ORTE bearing all packing and loading costs and the Client bearing the costs of shipping and insuring delivery; provided, however, that, if said termination is due to any breach of ORTE's obligations, warranties or representations under this Agreement, ORTE shall bear, in addition to packing and loading costs, the costs of shipping and insuring delivery of the Material and of any appropriate documents to a delivery point in the United States designated by the Client.

                  (c) While any and all of the Products are in the possession, custody or control of ORTE, ORTE agrees to bear the risk of any loss or damage to same. The Products shall be deemed to be in the possession, custody or control of ORTE at the Facilities and shall remain in ORTE's possession, custody and control until transferred to the possession, custody and control of Metalor as herein provided.

         7.6 LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE PROVIDED BY THIS AGREEMENT, THE CLIENT'S EXCLUSIVE REMEDY SHALL BE FOR DAMAGES, AND ORTE'S TOTAL LIABILITY FOR ANY AND ALL LOSSES AND DAMAGES ARISING OUT OF ANY CAUSE WHATSOEVER (WHETHER SUCH CAUSE BE BASED IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, OTHER TORT OR OTHERWISE) SHALL IN NO EVENT EXCEED THE FAIR MARKET VALUE OF THE PRODUCT IN RESPECT TO WHICH SUCH CAUSE ARISES OR, AT ORTE'S OPTION, THE REPLACEMENT OF SUCH PRODUCT. IN NO EVENT SHALL ORTE BE LIABLE TO THE CLIENT OR ANY THIRD PARTY FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT.

                                  ARTICLE VIII
                               DISPUTE RESOLUTION

         8.1 ARBITRATION. Except as specifically provided by Section 2.3 and
Section 7.4(g) hereof, any dispute, controversy or claim arising out of or in connection with this Agreement (a "Dispute") shall be determined and settled by arbitration in Columbus, Georgia, pursuant to the Rules of Arbitration then in effect of the American Arbitration Association. Except where clearly prevented by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement while the Dispute is being resolved. Arbitration shall not prevent any party from seeking equitable relief, including an injunction or specific performance, where such remedy is an appropriate form of remedy under the circumstances.

         8.2 NOTICE; SELECTION OF ARBITRATOR. Notice of a Dispute (the "Notice of Dispute") shall be delivered in writing by one party to the other party as provided in Section 9.8 hereof. Should the parties be able to agree upon the selection of an arbitrator within thirty (30) days after delivery of Notice of Dispute, the agreed upon arbitrator shall proceed forthwith to arbitrate the Dispute. If the parties cannot agree on an arbitrator within such thirty (30) days, then each party shall within fifteen (15) days thereafter choose an arbitrator, and the two arbitrators shall choose a third arbitrator, and the third arbitrator so selected shall proceed, as a sole arbitrator, to arbitrate and resolve the Dispute.

         8.3 ARBITRATION FINAL. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in a court having competent jurisdiction. The language of the award must set forth findings of fact and conclusions of law used by the arbitrator in reaching his or her decision. The expense of arbitration shall be borne by each party unless otherwise decided or allocated by the arbitrator(s).

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 FORCE MAJEURE. Neither party shall be held liable for failure to perform any activities hereunder if such failure is due to (i) act of God, war, riot, fire, explosion, accident, sabotage; (ii) inability to obtain adequate fuel, electric power, raw materials, labor, containers or transportation facilities; (iii) national defense requirements; (iv) breakage or failure of or damage to, machinery, equipment, or apparatus used in the performance of this Agreement; (v) labor trouble; or (vi) compliance with Governmental Requirements. Upon any such occurrence, the party whose performance is affected shall immediately give written notice of the occurrence to the other party, and shall thereafter exert all reasonable efforts to overcome the occurrence and resume performance of this Agreement. If, despite such efforts, the party is unable to overcome the occurrence and resume performance within five (5) days following notification given hereunder, the parties shall consult with respect to an equitable solution, including the possible termination of this Agreement.

         9.2 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits attached hereto) constitutes the sole understanding of the parties with respect to the subject matter hereof; provided, however, that this provision is not intended to abrogate any other written agreement(s) between the parties executed with or after this Agreement.

         9.3 AMENDMENTS. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         9.4 SUCCESSORS AND ASSIGNS; PARTIES BOUND BY AGREEMENT. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns thereof. Without the prior written consent of ORTE, the Client may not assign, by operation of law or otherwise, any of its rights, duties or obligations hereunder or any part thereof to any other person or entity.

         9.5 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

         9.6 HEADINGS. The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

         9.7 MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

         9.8 NOTICES. All notices, requests, instructions or other documents to be given hereunder by any party hereto to any other party hereto shall be in writing and shall be delivered personally (including by overnight courier or express mail service) or sent by registered or certified mail, postage or fees prepaid,

If to ORTE, to:          Oretech, Inc.
                         309 State Docks Road
                         Phenix City, AL 36869
                         Attention: Francis C. Hargarten, CEO

If to the Client, to:    Strong Ox, LLC
                         237 N. 1250 W #3
                         Centerville, UT
                         Attention: Gary L. Davis

or at such other address for such party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth (4th) business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

         9.9 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Alabama without giving effect to the principles of conflicts of law thereof.

         9.10 PUBLIC ANNOUNCEMENTS. No public announcement shall be made by any person with regard to the transactions contemplated by this Agreement without the prior written consent of the parties hereto; provided that either party may make such disclosure if advised by counsel that it is legally required to do so. The parties hereto will discuss any public announcements or disclosures concerning the transactions contemplated by this Agreement with the other party prior to making any such announcements or disclosures.

         9.11 NO THIRD PARTY BENEFICIARIES. With the exception of the parties to this Agreement, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

         9.12 "INCLUDING." Words of inclusion shall not be construed as terms of limitation herein, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.

         9.13 REFERENCES. Whenever reference is made in this Agreement to any article, section, schedule or exhibit, such reference shall be deemed to apply to the specified article or section of this Agreement or the specified schedule or exhibit to this Agreement.

         9.14 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against any party hereto, such invalidity, illegality or unenforceability shall only apply to such party in the specific jurisdiction where such judgment shall be made, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, except that this Agreement shall not be reformed in any way that will deny to any party the essential benefits of this Agreement, unless such party waives in writing its rights to such benefits.

         9.15 FURTHER ASSURANCES. Each of parties hereto will use its reasonable best efforts to take all actions and do all things necessary, proper or advisable following the execution of this Agreement to consummate and make effective the transactions contemplated by this Agreement.

         9.16 EXHIBITS AND SCHEDULES. Each of the exhibits referred to in this Agreement and attached hereto, and all amendments thereto, are and shall be incorporated herein and made a part hereof.

         9.17 CURRENCY. All payments hereunder or contemplated by this Agreement shall be paid in U.S. currency.

         9.18 GENDER AND NUMBER. Where the context requires, the use of a pronoun of one gender is to be deemed to include a pronoun of the appropriate gender and singular words are to be deemed to include the plural, and vice versa.

         9.19 RELATIONSHIP OF PARTIES. Nothing contained in this Agreement, nor the performance of this Agreement, shall be construed as constituting a partnership or agency relationship between the parties hereto, and no party hereto shall take any action, make any statement, or otherwise cause or allow to occur any act or omission in conflict with this understanding.

IN WITNESS WHEREOF, the parties hereto have duly executed this Processing Agreement as of the date first written above.

ORETECH, INC.
By: /s/ Francis C.Hargarten
    ------------------------------------
Name: Francis C. Hargarten
Title:  CEO

STRONG OX, LLC
By: /s/ Gary L. Davis
    -------------------------
Name: Gary L. Davis
Title:  Manager




                               INDEX OF SCHEDULES



Schedules:
----------
     1.0 Supply and Capacity Requirements
     2.0 Quality Standards of Material
     3.0 Product
     3.1 Product Specifications
     4.0 Processing Fee Schedule



Exhibits:
---------
     1.0 Metalor Agreement
     2.0 Corporate Resolutions Authorizing the Client and ORTE Signatories and Exection of this Agreement
     3.0 Client Proof of Clear Title to the Material and Confirmation of Quantity to Supply
     4.0 Executed Non-Disclosure Agreement between Oretech, Inc and Strong Ox, LLC, (the Client)
     5.0 Exclusions from Section 5.4(b).

                                  SCHEDULE 1.0
                        SUPPLY AND CAPACITY REQUIREMENTS
                        --------------------------------

The Processing quantity of this Agreement will cover 500,000 tons of Material supplied to ORTE from the Client over the term of this Agreement. Consequently, unless amended by mutual agreement of the parties, ORTE will provide Capacity Requirements to Process 500,000 tons of Material over the term of this Agreement.

                                  SCHEDULE 2.0
                          QUALITY STANDARDS OF MATERIAL

         The Material provided to ORTE by the Client shall have been randomly assayed by a third party certified assay laboratory. These assays shall demonstrate that the Material being shipped to ORTE for processing consist of at least one or more of the Product elements as further defined in Schedule 3.1. These assays must further demonstrate that the Product(s) existing in the Material assayed are consistent, homogenous and in quantities which deem the Material equitable for both parties to process. In addition, proper and mutually acceptable mineralization analysis will be conducted to determine the Material is not hazardous or toxic in nature and meets all federal, state and local environmental regulations.

                                  SCHEDULE 3.0
                                     PRODUCT

         The Product is defined as dore' bars produced from the Material provided by the Client, which will be sent to Metalor or another qualified metal refiner, for final processing into finished metals.

                                  SCHEDULE 3.1
                             PRODUCT SPECIFICATIONS

         Specifications for the Product are dore' bars which consist of gold or silver or other precious, base or platinum group metals (PGM) which were derived from the Material received from the Client.

                                  SCHEDULE 4.0
                                 PROCESSING FEE

The Processing Fee will be comprised of the following cost elements and is subject to change pending a monthly review by the Oversight Committee:

         1) Transportation costs from the Client's site in Centerville, Utah (Est. $40.00/ton processed)
         2) Requisite costs of flux components, crucibles, or any other materials considered as a consumable item needed to produce the Product. (Est. $70.87-$150.00/ton processed)
         3) Costs of labor to include personnel directly involved in the processing of the Material. This includes operators, material handlers, QA technicians and maintenance. (Est.$54.15 /ton processed)
         4) Plant Overhead expenses related to supervisory and engineering personnel directly involved with the plant operations, utilities, building rent, insurance, maintenance supplies and depreciation. (Est. $47.41 /ton processed)
         5) G & A Expenses which include the current officers and related expenses for clerical/administrative personnel, insurance, supplies, legal, and professional fees. (Est. $13.47/ton processed)
         6)       Refining costs from Metalor (Est. 4.5 % of revenue generated)
         7) Concentrating and testing costs of the Material supplied. (Est. $30/ton processed)

Total per ton processed costs for items 1 thru 5 and number 7 are estimated at $282.15 to $361.28. This is dependent on determination of the optimal flux formulae, process life of crucibles and potential economies of scale associated with bulk purchasing of flux materials.